Exhibit 99.1

                          INDEPENDENT AUDITORS' REPORT





Board of Directors and Shareholders
CEU TX NPI, LLC:

     We have audited the accompanying statements of revenues of CEU TX NPI, LLC (the "Company") for the period January 1, 2008 through September 30, 2008 and the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying statements of revenues were prepared for the purpose of complying with the Rules and Regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the Company.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the statement of revenues of CEU TX NPI, LLC for the period January 1, 2008 through September 30, 2008 and the years ended December 31, 2007 and 2006 in conformity with U.S. generally accepted accounting principles.

/s/  Pannell Kerr Forster of Texas, P.C.
----------------------------------------
     Pannell Kerr Forster of Texas, P.C.

  Houston, Texas
  March 2, 2009

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                                 CEU TX NPI, LLC
                             Statements of Revenues

                                    Period January 1,   Years Ended December 31,
                                      2008 through
                                      September 30,
                                          2008             2007          2006
                                        --------         --------      --------

Revenues:
   Net profits interest.............    $452,969         $503,229      $231,373


                See accompanying notes to statements of revenues.

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                         Notes to Statements of Revenues
              Period January 1, 2008 through September 30, 2008 and
                     Years Ended December 31, 2007 and 2006

     (1)  Basis of Presentation


        On December 22, 2008, Constellation Energy Commodities Group, Inc. disposed of its wholly-owned subsidiary CEU TX NPI, LLC (the "Company"), which owned a 9.1% net profits interest ("NPI") in certain leases and wells in the Madisonville, Texas gas field. Consideration received at closing was $762,450 in cash.

        Natural gas revenues in the accompanying statements of revenues are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of gas sold to purchasers.

        These financial statements were prepared for the purpose of complying with the Rules and Regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Company. The accompanying statements of revenues vary from an income statement in that they do not show certain expenses, which were incurred in connection with the ownership of the Company, such as general and administrative expenses. These costs were not separately allocated to the Company in the previous owners' historical financial records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the Company been operated historically as a stand-alone entity. In addition, these allocations, if made using historical general and administrative structures, would not produce allocations that would be indicative of the historical performance of the Company had they been assets of the buyer, due to the greatly varying size, structure, and operations between the buyer and previous owners. Accordingly, the statements of revenues and other information presented are not indicative of the financial condition and results of operations of the Company.

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